EX 99.28(g)(3)(ii)

JNL® SERIES TRUST
JNL INVESTORS SERIES TRUST
JNL VARIABLE FUND LLC
JNL STRATEGIC INCOME FUND LLC
JACKSON VARIABLE SERIES TRUST
1 Corporate Way
Lansing, MI 48951
517/381-5500

April 14, 2015

State Street Bank and Trust Company
Josiah Quincy Building
200 Newport Avenue
North Quincy, Massachusetts 02171
Attention:  Suzanne Hinckley

Re:	Each of the investment companies and other pooled investment vehicles on behalf of itself and its portfolios set forth on Appendix A hereto (each a “Client”)

Ladies and Gentlemen:

Please be advised that each Client has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with the Class Action Services Agreement dated as of September 2, 2014, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Client and State Street Bank and Trust Company (“State Street”), the parties desire amend Appendix A to reflect additional Clients to the Agreement. Each Client hereby requests that State Street act under the terms of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

EACH CLIENT SET FORTH ON EXHIBIT A HERETO, ON BEHALF OF ITSELF AND ITS PORTFOLIOS

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

Effective Date: April 27, 2015

Appendix A

JNL Series Trust
•	JNL/Goldman Sachs U.S. Equity Flex Fund – effective 09/02/2014
•	JNL/PPM America Floating Rate Income Fund
•	JNL Multi-Manager Alternative Fund*
•	JNL/Westchester Capital Event Driven Fund*
•	JNL/Oppenheimer Emerging Markets Innovator Fund*
•	JNL/Harris Oakmark Global Equity Fund*
•	JNL/Goldman Sachs Core Plus Bond Fund
•	JNL/Goldman Sachs Emerging Markets Debt Fund
•	JNL/Goldman Sachs Mid Cap Value Fund
•	JNL/JPMorgan U.S. Government & Quality Bond Fund
•	JNL/Morgan Stanley Mid Cap Growth Fund
•	JNL/Neuberger Berman Strategic Income Fund
•	JNL/PPM America High Yield Bond Fund
•	JNL/PPM America Mid Cap Value Fund
•	JNL/PPM America Small Cap Value Fund
•	JNL/PPM America Value Equity Fund
•	JNL/T. Rowe Price Established Growth Fund
•	JNL/T. Rowe Price Mid-Cap Growth Fund
•	JNL/T. Rowe Price Value Fund
•	JNL/T. Rowe Price Short-Term Bond Fund
•	JNL/AllianceBernstein Dynamic Asset Allocation Fund
•	JNL/Boston Partners Global Long Short Equity Fund
•	JNL/DFA U.S. Core Equity Fund
•	JNL/Invesco Global Real Estate Fund
•	JNL/Invesco International Growth Fund
•	JNL/Invesco Small Cap Growth Fund
•	JNL/Invesco Mid Cap Value Fund
•	JNL/Invesco Large Cap Growth Fund
•	JNL/JPMorgan International Value Fund
•	JNL/JPMorgan Midcap Growth Fund
•	JNL/Lazard Emerging Markets Fund
•	JNL/Mellon Capital European 30 Fund
•	JNL/Mellon Capital Pacific Rim 30 Fund
•	JNL/Oppenheimer Global Growth Fund

JNL Investors Series Trust
•	JNL/PPM America Total Return Fund
•	JNL/PPM America Low Duration Bond Fund

JNL Strategic Income Fund LLC
•	JNL/PPM America Strategic Income Fund

A-1

JNL Variable Fund LLC
•	JNL/Mellon Capital Global 15 Fund
•	JNL/Mellon Capital JNL 5 Fund
•	JNL/Mellon Capital 25 Fund
•	JNL/Mellon Capital Nasdaq® 25 Fund
•	JNL/Mellon Capital S&P® 24 Fund
•	JNL/Mellon Capital S&P® SMid 60 Fund

Jackson Variable Series Trust
•	JNL/Doubleline Total Return Fund
•	JNL/Neuberger Berman Currency Fund
•	JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
•	JNL/PPM America Long Short Credit Fund
•	JNL/T. Rowe Price Capital Appreciation Fund
•	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
•	JNL/Nicholas Convertible Arbitrage Fund
•	JNL/Lazard International Strategic Equity Fund
•	JNL/DFA US Micro Cap Fund

JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

*Anticipated effective date on or about April 27, 2015.  The additional JNL Series Trust portfolios without effective dates or asterisks, JNL Investors Series Trust, JNL Strategic Income Fund LLC, JNL Variable Fund LLC, and the Jackson Variable Series Trust and their respective Portfolios, JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd., and JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd. are expected to be effective on or about June 19, 2015.

A-2